                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

        KNOW TO ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints W. TERRELL WINGFIELD, JR. and JOHN B.
WYNNE, JR., each and individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, for him in any and all capacities, to sign any Forms 3 or Forms 4 of Arbinet-thexchange, Inc., a Delaware corporation, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorneys-in-fact or agents or their substitutes, may do or cause to be done by virtue hereof.

Dated: November 16, 2006.

                                        /s/ J. Curt Hockemeier
                                        -----------------------------------
                                        Name: J. CURT HOCKEMEIER